Exhibit 23.13

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form F-3 on Form F-1 (Registration No. 333-194519) filed by Elbit Imaging Ltd. of our auditors report dated April 25, 2018, relating to the consolidated financial statements of Elbit Imaging Ltd. as of December 31, 2016 and 2017.

/S/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER

A member of Ernst & Young Global

Tel-Aviv, Israel
August 23, 2018